Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Stephen A. Horn, Jr., President and Chief Executive Officer, certifies, to the best of his knowledge, that (1) this Quarterly Report of NNN REIT, Inc. (“NNN”) on Form 10-Q for the period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of September 30, 2024 and December 31, 2023 and its results of operations for the quarters and nine months ended September 30, 2024 and 2023.

October 31, 2024		/s/ Stephen A. Horn, Jr.
Date	Name:	Stephen A. Horn, Jr.
	Title:	President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.